Exhibit 10.18

LOAN DOCUMENTS PURCHASE AND SALE AGREEMENT

THIS LOAN DOCUMENTS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of June 8th, 2009 (the “Effective Date”) by and between CORUS BANK, N.A., a national banking association, whose address is 3959 N. Lincoln Ave., Chicago, Illinois 60613 (the “Seller” or “Corus”), and CHRISTIAN TYLER PROPERTIES, LLC, a Florida limited liability company, whose address is 403 East Madison Street, Suite 400, Tampa, Florida 33602 (the “Purchaser” or “CTP”).

RECITALS:

A.                                   Seller is the holder of a loan (the “Loan”) evidenced by a Promissory Note dated March 21, 2006 (the “Note”) in the principal amount of Sixty-Nine Million and No/100 Dollars ($69,000,000.00) which Note is secured by, among other things, a Mortgage Security Agreement, Assignment of Leases and Rents and Fixture Filing dated March 21, 2006 and recorded as Instrument Number 2006000119757 in the Official Records of Lee County, Florida, and re-recorded on April 4, 2006 as Instrument No. 2006000138157 of the Circuit Court (the “Mortgage”), that certain Subordination and Intercreditor Agreement, dated as of March 21, 2006 as Instrument No. 2006000119761 of the Circuit Court, and re-recorded on April 4, 2006 as Instrument No. 2006000138161 of the Circuit Court, as amended by that certain First Amendment and Modification to Subordination and Intercreditor Agreement dated February 5, 2007 and recorded in the Official Records of the Lee County, Florida (as amended, the “Intercreditor Agreement”) and all other loan documents associated with the foregoing and more particularly described in Exhibit “B” attached hereto and made a part hereof (collectively, the “Loan Documents”). The Loan Documents encumber a parcel of land, buildings, and improvements known as The Palms of Monterrey, which land is more particularly described in Exhibit “A” attached hereto and made a part hereof (the “Property”). Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of Seller’s right, title and interest in and to the Loan and Loan Documents, all upon the terms, provisions, and conditions set forth in this Agreement.

B.                                     Purchaser acknowledges and agrees that Seller holds some documents that pertain to the Loan which Seller will not disclose or transfer any rights to, including without limitation, certain internal correspondence, internal analysis, internal memoranda, internal assessments of value, proprietary information and correspondence between Seller and its attorney which Seller deems to be confidential or within the generally accepted definition of attorney/client privilege (collectively, the “Excluded Documents”).

C.                                     Seller is willing to sell the Loan and Loan Documents on an “as is”, “where is”, “with all faults” basis, without recourse, and with no representations or warranties of any kind other than those set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Sale, Purchase and Assignment. Seller agrees to sell, assign and convey unto Purchaser all of Seller’s right, title and interest in and to the Loan and Loan Documents (other than the Excluded Documents), subject to the terms and conditions of this Agreement and to the following limitations (the “Disclaimers”):

(a)                                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER IS PURCHASING THE LOAN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” AND WITHOUT RECOURSE AND THAT SELLER IS MAKING NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE QUALITY, CONDITION OR VALUE OF THE LOAN OR THE PROPERTY, THE LEGALITY, VALIDITY, SUFFICIENCY OF ANY LOAN DOCUMENT OR RELATED SECURITY INTEREST OR THE PRIORITY OR PERFECTION OF ANY SUCH SECURITY INTEREST, THE INCOME OR EXPENSES FROM OR OF THE LOAN OR THE PROPERTY, OR THE COMPLIANCE OF THE LOAN OR PROPERTY WITH APPLICABLE BUILDING OR FIRE CODES, ZONING LAWS OR REGULATIONS, ENVIRONMENTAL LAWS OR REGULATIONS, LAWS OR REGULATIONS RELATED TO THE AMERICANS WITH DISABILITIES ACT OR OTHER LAWS OR REGULATIONS. PURCHASER AGREES THAT SELLER IS NOT LIABLE FOR OR BOUND BY ANY GUARANTEES, PROMISES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE LOAN OR THE PROPERTY MADE OR FURNISHED BY ANY REAL ESTATE AGENT, BROKER, EMPLOYEE, SERVANT OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH HEREIN.

(b)                                 WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, NO REPRESENTATIONS OR WARRANTIES ARE OR HAVE BEEN MADE BY SELLER OR ANY REPRESENTATIVE, AGENT, OFFICER OR EMPLOYEE OF SELLER REGARDING (i) THE CREDIT WORTHINESS OF THE BORROWER (AS DEFINED IN EXHIBIT “B”) OR ANY GUARANTOR (AS DEFINED IN EXHIBIT “B”), (ii) THE VALUE OF ANY COLLATERAL DESCRIBED IN THE NOTE OR LOAN DOCUMENTS, OR (iii) THE COLLECTIBILITY OF THE LOAN.

(c)                                  NEITHER SELLER NOR ANYONE ACTING ON SELLER’S BEHALF HAS OR WILL HAVE ANY DUTY, EITHER INITIALLY OR ON A CONTINUING BASIS, TO MAKE ANY INVESTIGATION, EVALUATION, APPRAISAL OF, OR HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF, ANY INFORMATION PROVIDED TO PURCHASER WHICH HAS BEEN PROVIDED TO EITHER SELLER OR ANYONE ACTING ON SELLER’S BEHALF BY BORROWER OR ANY GUARANTOR. NOTHING IN THIS AGREEMENT OR IN THE LOAN DOCUMENTS SHALL IMPOSE UPON SELLER OR ANYONE

ACTING ON SELLER’S BEHALF ANY FIDUCIARY RELATIONSHIP IN RESPECT OF THE PURCHASER.

(d)                            PURCHASER ACKNOWLEDGES THAT THE LOAN IS CURRENTLY IN DEFAULT.

(e)                             PURCHASER AGREES THAT IT WILL PERFORM EXAMINATIONS AND INVESTIGATIONS OF THE LOAN PRIOR TO THE EXPIRATION OF THE HEREINAFTER DEFINED DUE DILIGENCE PERIOD, AND THAT PURCHASER WILL RELY SOLELY UPON SUCH EXAMINATIONS AND INVESTIGATIONS IN PURCHASING THE LOAN. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE PURCHASE PRICE TO BE PAID TO SELLER FOR THE LOAN TAKES INTO ACCOUNT THAT THE LOAN IS BEING SOLD SUBJECT TO THE FOREGOING DISCLAIMERS. IN ADDITION TO SECTIONS OF THIS AGREEMENT CONTAINING OR RELATING TO OBLIGATIONS TO BE PERFORMED OR SATISFIED POST-CLOSING, PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

(f)                               NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, HOWEVER, SELLER NEVERTHELESS RETAINS, ON A NONEXCLUSIVE BASIS, THE BENEFIT AND PROTECTION OF ANY INDEMNITY(IES) PROVIDED BY THE BORROWER AND ANY GUARANTOR UNDER THE LOAN DOCUMENTS FOR THE BENEFIT OF SELLER.

2.                                      Sale Price and Payment Terms.

(a)                                  Purchase Price. The sale price (the “Purchase Price”) for the Loan and Loan Documents shall be Thirty Million and No/100 Dollars ($30,000,000.00).

(b)                                 Deposit. Concurrently with the execution of this Agreement by both parties, Purchaser shall place in escrow with Colliers Arnold Commercial Real Estate Services or other mutually agreeable escrow agent (the “Escrow Agent”) an earnest money deposit of Three Hundred Thousand and No/100 Dollars ($300,000.00) (the “Deposit”). The Deposit shall be refundable to Purchaser in the event that this Agreement is terminated by written notice given by the Purchaser on or before the expiration of the Due Diligence Period (as hereinafter defined). The period of time from the Effective Date through 5:00 p.m. (EST) on the day which is twenty-five (25) calendar days from the Effective Date of this Agreement shall be known as the “Due Diligence Period.” If this Agreement is not terminated by the Purchaser prior to the expiration of the Due Diligence Period, the Deposit shall become non-refundable to Purchaser except in the event of a breach of this Agreement by the Seller. The entirety of the Deposit shall be credited towards payment of the Purchase Price in the event the Closing (as hereinafter defined) occurs.

(c)                                  Closing. The closing of the purchase under this Agreement (the “Closing”) shall take place on or before the date which is forty (40) days following the Effective Date of this Agreement (the “Closing Date”).

(d)                                 Payment Terms. The balance of the Purchase Price under this Agreement shall be paid by Purchaser to Seller by wire transfer of immediately available funds using wire instructions to be provided by Corus.

3.                                      Due Diligence. During the Due Diligence Period, Purchaser shall:

(a)                                  have the right and shall be entitled to examine the originals of the Loan Documents, at Purchaser’s expense, at the address for Seller set forth herein; and

(b)                                 have the right to inspect the Property in accordance with the terms and conditions set forth in Section 14 of this Agreement.

4.                                      Closing. At the closing under this Agreement, Seller shall deliver to Purchaser or its designee: (i) the original Loan Documents, (ii) a properly executed Allonge to Note in the form attached hereto as Exhibit “C” (the “Allonge”), (iii) a properly executed Absolute Assignment of Mortgage, Promissory Note, and Other Documents in the form attached hereto as Exhibit “D” (the “Assignment of Mortgage”), and (iv) a UCC-3 Statement of Change reflecting the assignment of the Loan Documents to Seller in the form attached hereto as Exhibit “E” (the “UCC-3”). Purchaser shall deliver to Seller or its designee: (i) the Purchase Price in immediately available wire transferred funds less the amount of the Deposit, which Purchaser shall cause to be delivered to Seller from the Escrow Agent along with the balance of the Purchase Price, (ii) evidence reasonably satisfactory to Seller that the person executing any documents at the Closing on behalf of Purchaser has the full right, power, and authority to do so, and (iii) an assumption agreement in a form reasonably satisfactory to Seller wherein Purchaser agrees to be bound by the terms and conditions of the Intercreditor Agreement and remakes each of the representations and warranties contained therein previously made by Seller, if any, for the benefit of the Mezzanine Lender.

5.                                      Costs. The Purchaser shall pay (i) any fees necessary to record the Assignment of Mortgage and UCC-3, (ii) any transfer, documentary stamp, and intangibles taxes due in connection with the sale of the Loan and assignment of the Loan Documents to Purchaser, and (ii) any costs and fees of Escrow Agent for establishing and maintaining the escrow for the Deposit. Purchaser and Seller shall each pay all its other respective legal costs and expenses relating to this transaction or the Loan, including without limitation all attorneys’ fees and costs, and neither shall be liable to the other for any such legal costs and expenses.

6.                                      Termination, Default, and Remedies.

(a)                                  If Purchaser fails or refuses to consummate the purchase of the Loan and Loan Documents pursuant to this Agreement at the Closing, or fails to perform any of Purchaser’s other obligations under this Agreement either prior to or at the Closing for any reason other than termination of this Agreement by Purchaser pursuant to a right to terminate expressly set forth in this Agreement or Seller’s failure to perform Seller’s obligations under this Agreement, then Seller shall have the right to pursue any and all remedies available at law or in equity including, but not limited to, the right to terminate this Agreement by giving written notice of the termination to Purchaser prior to or at the Closing, whereupon neither party shall have any further rights or obligations under this Agreement, and the Escrow Agent shall deliver the Deposit to Seller which shall constitute liquidated damages under this Agreement, free of any claims by Purchaser. It is agreed that the Deposit to which the Seller may be entitled under this Agreement is a reasonable forecast of just compensation for the harm that would be caused by Purchaser’s breach, that the harm that would be caused by such breach is one that is incapable or very difficult to accurately estimate.

(b)                                 If Seller fails or refuses to consummate the sale of the Loan pursuant to this Agreement at the Closing or fails to perform any of Seller’s other obligations under this Agreement for any reason other than Purchaser’s failure to perform Purchaser’s obligations under this Agreement, then Purchaser shall have the right to either: (i) terminate this Agreement and receive the return of the Deposit, in which event the parties shall be released from any and all liability under this Agreement (except for obligations that are expressly intended to survive the termination of this Agreement), or (ii) seek specific performance of Seller’s obligations hereunder with the Deposit remaining in escrow pending the outcome of such proceedings. The foregoing shall be Purchaser’s sole remedies in the event of a Seller default and Purchaser shall have no action against Seller for damages hereunder.

(c)                                  If either Seller or Purchaser becomes entitled to the Deposit upon termination of this Agreement in accordance with its terms, Purchaser and Seller covenant and agree to deliver a letter of instruction to the Escrow Agent directing disbursement of the Deposit to the party entitled thereto. If either party fails or refuses to sign or deliver such instruction letter when the other party is entitled to disbursement of the Deposit such party shall pay, upon the final order of a court with appropriate jurisdiction, all reasonable attorneys’ fees and expenses (including, without limitation, court costs and fees and expenses of expert witnesses and other professionals) incurred by the party so entitled to the Deposit in connection with the recovery of the Earnest Money. This obligation shall survive termination of this Agreement.

7.                                      Representations and Warranties of Seller.

Seller makes no warranties or representations of any kind or nature with respect to the Note, Mortgage, Loan, the Loan Documents or any documents contained in the Seller’s files on the Note, Mortgage, Loan, the Loan Documents or any other documents related to any of the foregoing, except as expressly set forth below:

(a)                                  Seller hereby warrants that: (i) the Loan is fully advanced with no written or oral modifications except as otherwise set forth on Exhibit “B”, (ii) as of June 1, 2009, the principal balance due under the Note is $59,664,003.78, accrued interest is $3,907,134.69, costs advanced for the protection of the Property are $0.00, and per diem interest thereafter is $19,473.67, (iii) no portion of the Exit Fee (as defined in the Loan Agreement) has been paid to Lender, and (iv) the Tax Escrow Account (as defined in the Loan Agreement) has deposits in the amount of $227,512.19.

(b)                                 Seller is the current owner and holder of the originals of the Loan Documents, has the full right to assign and transfer its interest in the Loan Documents to Purchaser, and has not previously conveyed, assigned or pledged its interest in the Loan Documents.

(c)                                  Seller has the right, legal capacity, power and authority to enter into and perform its obligations under this Agreement and no approvals or consents are required in connection with the execution or performance of this Agreement by Seller, other than such approvals and consents that have been or will be obtained by Seller prior to Closing. The execution of this Agreement by Seller and the consummation of the transactions contemplated hereby will not result in or constitute any default or event that, with notice or lapse of time or both, would constitute a default, breach or violation of the organizational instruments governing Seller or of any agreements or any order or decree of any court or other governmental authority to which Seller is a party or to which Seller is subject.

(d)                                 Purchaser represents that it has not relied upon any warranties or representations of Seller, Seller’s officers, employees, attorneys or agents other than those expressly set forth in this Agreement and, has made or will make, independently and without reliance on Seller, its own analysis and decision to purchase the Loan and Loan Documents. At all times from the Effective Date until the Closing, Seller shall use commercially reasonable efforts to keep and perform all of the obligations to be performed by the Seller under the Loan Documents.

(e)                                  Seller agrees that Seller, from the Effective Date until the Closing, will not modify, cancel, extend or otherwise change in any manner any of the terms, covenants, or conditions of any of the Loan Documents, nor enter into any other agreements affecting the Loan, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Seller may, at Seller’s sole option and without Purchaser’s consent, exercise any and all rights and remedies as set forth in the Loan Documents so long as Seller does not consummate any foreclosure sale of the Property until after the Closing Date.

(f)                                    Seller agrees that from the Effective Date until the Closing, Seller shall not grant or consent to any security interest, pledgee’s interest, or other encumbrances to be placed against or upon the Loan, consent to any easements or encumbrances upon the Property, or, except with respect to tax liens, if any, subordinate or release any security for the Loan.

(g)                                 Seller shall notify Purchaser promptly upon learning of the institution or pendency of any action, suit, or proceeding against or affecting the Loan or the Property, or relating to or arising out of the ownership of the Property.

8.                                      Representations, Warranties and Agreements of the Purchaser. The Purchaser, without conceding that the Loan is a security as defined in the Securities Act (as hereinafter defined), hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the Closing Date:

(a)                                 The Purchaser is acquiring the Loan for its own account only and not for any other person.

(b)                                The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Loan and is in the business of acquiring commercial real estate loans for investment and other purposes.

(c)                                  Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Loan, any interest in the Loan or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Loan, any interest in the Loan or any other similar security from, or otherwise approached or negotiated with respect to the Loan, any interest in the Loan or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Loan under the Securities Act of 1933, as amended (the “Securities Act”), or that would render the disposition of the Loan a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Loan.

(d)                                 Purchaser acknowledges and agrees that, except as expressly set forth in this Agreement, the Loan is being sold on an “as is” “where is” and “with all faults” basis and without recourse on the terms and conditions herein set forth.

(e)                                  Purchaser expressly agrees and acknowledges that Purchaser’s obligations hereunder are not in any way conditional upon, or qualified by, Purchaser’s ability to obtain financing of any type or nature whatsoever (i.e., whether by way of debt, financing or equity investment or otherwise) to consummate the transactions contemplated hereby.

(f)                                    Purchaser represents that it has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under this Agreement and all other documents or instruments contemplated hereby. Purchaser represents and warrants that this Agreement has been duly authorized, executed and delivered by Purchaser. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms. Purchaser represents and warrants that the execution, delivery and performance of this Agreement by Purchaser does not conflict with the organizational documents of Purchaser, or with any law, statute or regulation applicable to Purchaser, or any mortgage, indenture or other Agreement or agreement to which Purchaser is a party. Purchaser represents and warrants that no litigation exists against Purchaser that would have a material adverse effect on the transactions contemplated by this Agreement.

9.                                      Post-Closing Duties / Obligations. Effective at Closing, Purchaser hereby assumes and shall undertake, comply with and discharge all duties and obligations of Seller under any applicable law, statute, ordinance, order finding, decree, rule or regulation and all obligations under all the applicable Loan Documents with respect to or in any way related to the Loan and Property, including without limitation such duties and obligations pertaining to unfair credit collection practices, any funding requirements related to unfunded commitments and any deposits held in the Tax Escrow Account. Purchaser agrees that Purchaser will not retroactively enforce or attempt to enforce the Loan Documents for any undercharge of interest occurring under the Loan Documents for the period prior to the Closing Date. This Section and all other Sections that contain or relate to obligations to be performed or satisfied post-Closing on the part of either the Seller or the Purchaser shall survive Closing.

10.                                Indemnification of Seller by Purchaser. Purchaser shall defend, indemnify and hold harmless Seller from and against all losses, causes of action, liabilities, claims, demands, obligations, damages, costs and expenses, including without limitation attorneys’ fees and costs, to which Seller may become subject to on account of (i) any breach by Purchaser of its obligations, representations, warranties or covenants under this Agreement, (ii) actions by Purchaser or its agents to pursue any remedies against any maker, borrower or guarantor with respect to obligations related to the Loan or Property, that have been discharged in bankruptcy or as to which such maker, borrower or guarantor has been released from liability, (iii) actions by Purchaser or its agents to pursue remedies against collateral that does not secure the Loan, provided that such fact can reasonably be determined by information contained in the Loan Documents, (iv) Seller’s actions in cooperating with Purchaser pursuant to this Agreement, or (v) any claim that the transactions contemplated by this Agreement (or any prior attempted sale of the Loan, or negotiations with respect thereto, between Seller and Purchaser) constitute a breach of a duty by Seller or any owner, member, partner, shareholder, officer or director of Seller. The obligations in this Section shall survive termination of the Agreement and the Closing.

11.                                Environmental Assessment. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges that Seller makes no warranties or representations of any kind or nature as to any environmental condition at the Property that serves as collateral for the Loan.

12.                                Real Estate Taxes. Notwithstanding anything to the contrary contained herein, Seller makes no representation or warranty regarding the status of real estate taxes affecting the

Property. Purchaser agrees to determine to Purchaser’s satisfaction the status of real estate and personal property taxes which may be assessed against the Property. Without in any way limiting the foregoing, Seller agrees to assign to Purchaser the amounts held in the Tax Escrow Account at Closing; provided, however, if any taxes become due and payable on the Property prior to Closing, then Seller reserves the right to pay same using such amounts that are held in the Tax Escrow Account.

13.                                Purchaser’s Acknowledgement. Purchaser understands that the Loan Documents will not contain any other documents in Seller’s possession, custody or control that may contain information relating to Seller’s perceived value of the Note, the Mortgage and/or the Loan, the Excluded Documents, or any other documents other than the Loan Documents. Purchaser has sought or will seek independent legal counsel to provide Purchaser with legal advice concerning the collectibility of the Note and enforceability of the Loan Documents.

14.                           Inspection of the Property. Purchaser represents and warrants that it has made an initial inspection of the Property. Purchaser acknowledges that Seller does not have a possessory right to the Property. Therefore, if the Purchaser desires to further inspect the Property, the Purchaser must obtain permission of the Seller who will then seek permission from the current owner or occupant of the Property; provided, however, any right of Purchaser to inspect the Property shall be subject to limitations set forth in the Loan Documents, if any. At Seller’s option, Seller or its agent may be present for any entry, inspection or examination of the Property. Seller agrees to use commercially reasonable efforts to facilitate Purchaser’s inspection of the Property. Purchaser agrees to hold harmless and indemnify Seller, its officers, employees and agents for any damages associated with any inspection of the Property. Notwithstanding anything to the contrary contained herein, no physical testing or sampling shall be conducted during any entry by Purchaser or any of its agents upon the Property without Seller’s specific prior written consent. This Section shall survive the termination of this Agreement.

15.                           Information and Confidentiality. The confidentiality agreement that Purchaser and Seller have previously executed related to the Loan (the “Confidentiality Agreement”) shall remain in full force and effect and survive the termination of this Agreement. In the event this Agreement is terminated, upon Seller’s request, Purchaser shall return or destroy all materials and documents obtained from or at the request of Seller and concerning the Loan. Until such time as the Purchaser consummates the purchase of the Loan from Seller, Purchaser covenants and agrees that Purchaser and its agents, representatives and employees shall not make any direct or indirect contact with Borrower, any Guarantor, Mezzanine Lender (as defined in Exhibit “B”), junior lender, lien claimant or obligor of the Loan or any of their respective officers, directors, shareholders, employees, partners, attorneys, independent experts or other representatives, without the prior written consent of Seller, which consent shall be in Seller’s sole discretion.

16.                                Miscellaneous.

(a)                                  Notices. Any notice which any party to this Agreement is required to, or may wish to, give to any other party in connection with this Agreement, shall be in writing and shall be delivered by hand, facsimile or by overnight courier delivery service, at their respective addresses set forth below:

As to Seller:	Corus Bank, N.A. 3959 North Lincoln Avenue Chicago, Illinois 33759 Attention: Chris Barkidjija Phone: (773) 832-3555 Fax: (773) 832-3540

As to Purchaser:	Christian Tyler Properties, LLC 403 East Madison Street, Suite 400 Tampa, Florida 33602-4614 Attention: Kirk D. Eicholtz, Managing Member Phone: 813.222.0101 x 22 Fax: 813.222.0104

Notices shall be deemed to have been delivered on the date when received. Receipt via facsimile transmission shall be acceptable provided that the original of the notice is delivered via overnight courier delivery service on the first business day following the date the facsimile transmission is received.

(b)                                 Entire Agreement. The Confidentiality Agreement, this Agreement and the Exhibits hereto contain the entire agreement between the parties and may not be changed except by a subsequent written instrument signed by the party against whom the enforcement of such change is sought.

(c)                                  Time. Time shall be of the essence of this Agreement.

(d)                                 Assignment. The Purchaser shall have the right to assign its rights under this Agreement to an affiliate of Purchaser. Purchaser shall have no right to assign any of its right, title or interest in or to this Agreement to any person or entity other than to an affiliate of Purchaser, and no assignment shall relieve CHRISTIAN TYLER PROPERTIES, LLC of any of its obligations under this Agreement. For this purpose, “affiliate” shall mean (i) an entity which is a subsidiary of, or controlled by, the entity or any person owning a controlling interest in Purchaser, (ii) any person or entity directly or indirectly controlling, controlled by or under common control with Purchaser, and (iii) a person or entity owning or controlling fifty (50%) per cent or more of the outstanding voting securities of Purchaser, or a subsidiary thereof.

(e)                                  Brokers. Except as identified herein, each party represents to the other party that no real estate broker, mortgage broker, salesperson, or finder was involved in the transaction contemplated by this Agreement. Purchaser acknowledges that John W. Stone and Colliers Arnold Commercial Real Estate Services (collectively, the “Purchaser’s Broker”) have acted as a broker in this transaction on behalf of Purchaser, but not on behalf of Seller. Any fees or claims for compensation asserted by Purchaser’s Broker in connection with the transaction contemplated by this Agreement shall be borne exclusively by Purchaser. Other than any claim for fees or compensation asserted by Purchaser’s Broker, which shall be borne solely and exclusively by Purchaser, if a claim for brokerage fees or other compensation in connection with this transaction is made by any other broker, salesman, or finder claiming to have dealt through or on behalf of one of the parties hereto, such party will indemnify and hold the other party harmless from any liabilities, costs, fees, and expenses in respect to such claim for brokerage fees. The provisions of this subparagraph (e) shall survive the Closing.

(f)                                    Ambiguities. This Agreement and the Exhibits hereto have been negotiated at arms’ length by Seller and Purchaser, and the parties mutually agree that, for the purpose of construing the terms of this Agreement and the Exhibits, neither party shall be deemed responsible for the authorship hereof.

(g)                                 Severability. If any provision of this Agreement (the deletion of which does not adversely affect the receipt of any material benefit by or in favor of any party hereunder or substantially increase the burden on any party hereto) shall be held invalid or unenforceable to any extent, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

(h)                                 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, including, but not limited to any Broker executing or discussed in this Agreement. Accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

(i)                                     Headings: Construction. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(j)                                     Counterparts. This Agreement may be executed in any number of counterparts. Each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. For purposes of this provision, facsimile or scanned email copies of the executed Agreement shall also be deemed an original instrument.

(k)                                  Attorneys’ Fees. If either party retains the services of an attorney to enforce its rights under this Agreement through litigation, the party prevailing in any such litigation shall be entitled to recover reasonable attorneys’ fees from the other party, including any appellate attorneys’ fees.

17.                                WAIVER OF JURY TRIAL. SELLER AND PURCHASER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND UNCONDITIONALLY WANE THEIR RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, OR ANY OF THE RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND SELLER AND PURCHASER HEREBY FURTHER AGREE THAT ANY SUCH ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement to be effective as of the date of Agreement.

SELLER:

CORUS BANK, NATIONAL ASSOCIATION

	By:	/s/ Chris Barkidjija
	Printed Name:	Chris Barkidjija
	Title:	First Vice President

PURCHASER:

CHRISTIAN TYLER PROPERTIES, LLC, a Florida limited liability company,

By:	The Kirk D. Eicholtz Revocable Trust of 1996, its sole managing member

By:	/s/ Kirk D. Eicholtz
Kirk D. Eicholtz, trustee